SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): November 23, 1998


                            J.C. PENNEY COMPANY, INC.
               (Exact Name of Registrant as Specified in Charter)




          Delaware                      1-777                    13-5583779
(State or Other Jurisdiction         (Commission               (IRS Employer
    of Incorporation)                File Number)            Identification No.)



6501 Legacy Drive                                     75024-3698
Plano, Texas                                          (Zip Code)
(Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (972) 431-1000

ITEM 5.  Other Events.

                  On November 23, 1998, an Agreement and Plan of Merger among J.C. Penney Company, Inc., a Delaware corporation (the "Company"), Legacy Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and Genovese Drug Stores, Inc., a Delaware corporation ("Genovese"), was executed. On November 24, 1998, the Company and Genovese issued a joint press release describing the transaction. The press release attached hereto as
Exhibit 99.1 is incorporated by reference and made a part hereof.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Exhibits.

         2.1      -     Agreement and Plan of Merger, dated as of November 23,
                        1998, among J.C. Penney Company, Inc., Legacy
                        Acquisition Corp. and Genovese Drug Stores, Inc.

         2.2      -     Company Stockholder Agreement, dated as of November 23,
                        1998, among J.C. Penney Company, Inc. and the stockholders of Genovese Drug Stores, Inc. signatory thereto.

         99.1     -     Joint Press Release dated November 24, 1998.










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
                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    J.C. PENNEY COMPANY, INC.

Date:  November 25, 1998            By: /s/ C.R. Lotter
                                        ------------------------------------
                                        C.R. Lotter
                                        Executive Vice President, Secretary and
                                        General Counsel












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
                                 Exhibit Index


     Exhibit No.        Description
     -----------        -----------

         2.1      -     Agreement and Plan of Merger, dated as of November 23,
                        1998, among J.C. Penney Company, Inc., Legacy
                        Acquisition Corp. and Genovese Drug Stores, Inc.

         2.2      -     Company Stockholder Agreement, dated as of November 23,
                        1998, among J.C. Penney Company, Inc. and the stockholders of Genovese Drug Stores, Inc. signatory thereto.

         99.1     -     Joint Press Release dated November 24, 1998.